RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS22 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS22

       $ 2,143,483                 0.00%            CLASS A-P CERTIFICATES
  ----------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated December 22, 2003
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 22, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                         NUMBER OF                    PERCENT OF        AVERAGE       WEIGHTED
                                          MORTGAGE     PRINCIPAL       MORTGAGE        PRINCIPAL     AVERAGE LTV
CREDIT SCORE RANGE                         LOANS        BALANCE          LOANS          BALANCE         RATIO
------------------                     ------------   ------------   ------------    ------------   ------------
499 or less ........................              6   $    835,106           0.35%   $    139,184          81.22%
500 - 519 ..........................              7      1,394,479           0.59         199,211          76.78
520 - 539 ..........................             17      2,372,600           1.00         139,565          77.35
540 - 559 ..........................             10      1,600,831           0.67         160,083          73.52
560 - 579 ..........................             15      2,448,169           1.03         163,211          77.76
580 - 599 ..........................             16      2,390,708           1.01         149,419          76.35
600 - 619 ..........................             29      5,038,615           2.12         173,745          76.79
620 - 639 ..........................             37      6,076,020           2.55         164,217          80.11
640 - 659 ..........................             65      9,662,290           4.06         148,651          76.98
660 - 679 ..........................             96     14,722,698           6.19         153,361          76.30
680 - 699 ..........................            135     21,919,882           9.22         162,369          76.07
700 - 719 ..........................            170     26,179,596          11.01         153,998          77.04
720 - 739 ..........................            158     23,553,975           9.90         149,076          75.42
740 - 759 ..........................            188     28,770,742          12.10         153,036          73.65
760 - 779 ..........................            206     34,249,494          14.40         166,260          76.22
780 - 799 ..........................            183     33,985,665          14.29         185,714          72.52
800 or greater .....................            136     21,973,271           9.24         161,568          70.37
                                       ------------   ------------   ------------    ------------   ------------
Subtotal with Credit Score .........          1,474   $237,174,140          99.72%   $    160,905          75.01%
Not Available ......................              5        672,841           0.28         134,568          81.40
                                       ------------   ------------   ------------    ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816          75.03%
                                       ============   ============   ============

         The minimum and maximum credit scores of the mortgage loans were 466 and 840, respectively, and the weighted average credit score of the mortgage loans was 727.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
OCCUPANCY                                  LOANS         BALANCE         LOANS         BALANCE         SCORE        LTV RATIO
---------                              ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ..................            648   $139,870,628          58.81%   $    215,850            721          76.02%
Second/Vacation ....................             27      5,108,635           2.15         189,209            745          75.27
Non-Owner Occupied .................            804     92,867,719          39.05         115,507            736          73.53
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816            727          75.03%
                                       ============   ============   ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
LOAN PURPOSE                               LOANS         BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
------------                           ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...........................            600   $ 92,320,312          38.82%   $    153,867            731          80.32%
Rate/Term Refinance ................            366     55,565,592          23.36         151,819            729          71.67
Equity Refinance ...................            513     89,961,078          37.82         175,363            722          71.68
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816            727          75.03%
                                       ============   ============   ============


                            MORTGAGED PROPERTY TYPES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
PROPERTY TYPE                              LOANS         BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
-------------                          ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............            987   $157,626,766          66.27%   $    159,703            727          75.41%
Two-to-four family units ...........            237     37,801,979          15.89         159,502            734          72.27
Planned Unit Developments (detached)            112     24,825,513          10.44         221,656            713          76.97
Condo Low-Rise (less than 5 stories)            112     13,503,877           5.68         120,570            737          74.10
Townhouse ..........................             15      1,521,497           0.64         101,433            713          77.24
Planned Unit Developments (attached)              9      1,150,902           0.48         127,878            731          77.79
Condo Mid-Rise (5 to 8 stories) ....              4        803,486           0.34         200,871            738          78.03
Condo High-Rise (9 stories or more)               2        437,353           0.18         218,676            731          83.69
Condotel (1 to 4 stories) ..........              1        175,608           0.07         175,608            723          52.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816            727          75.03%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
STATE                                     LOANS          BALANCE         LOANS          BALANCE        SCORE         LTV RATIO
-----                                  ------------   ------------   ------------    ------------   ------------   ------------
Alabama ............................             19   $  2,806,972           1.18%   $    147,735            710          85.26%
Arkansas ...........................              5        373,902           0.16          74,780            751          85.21
Arizona ............................             48      6,206,009           2.61         129,292            738          76.90
California .........................            230     56,988,301          23.96         247,775            743          70.61
Colorado ...........................             54     10,252,465           4.31         189,860            727          74.89
Connecticut ........................             17      3,540,793           1.49         208,282            753          73.79
District of Columbia ...............             12      2,151,237           0.90         179,270            757          68.41
Delaware ...........................              4        776,827           0.33         194,207            751          79.24
Florida ............................             99     14,258,053           5.99         144,021            710          76.04
Georgia ............................             56      7,636,018           3.21         136,357            714          78.60
Hawaii .............................              4      1,310,346           0.55         327,587            758          61.19
Iowa ...............................              7      1,104,379           0.46         157,768            639          79.02
Idaho ..............................              9      1,128,626           0.47         125,403            713          79.90
Illinois ...........................             54      8,112,940           3.41         150,240            718          78.85
Indiana ............................             55      4,581,003           1.93          83,291            722          79.07
Kansas .............................             10        617,317           0.26          61,732            709          81.78
Kentucky ...........................             11        874,171           0.37          79,470            725          81.81
Louisiana ..........................             15      1,555,646           0.65         103,710            751          78.84
Massachusetts ......................             23      4,619,416           1.94         200,844            737          68.09
Maryland ...........................             40      7,510,731           3.16         187,768            731          76.65
Maine ..............................              4        445,768           0.19         111,442            592          69.11
Michigan ...........................             35      3,917,909           1.65         111,940            713          75.41
Minnesota ..........................             17      4,192,919           1.76         246,642            714          77.59
Missouri ...........................             28      2,742,656           1.15          97,952            705          84.37
Mississippi ........................              2        233,754           0.10         116,877            745          83.10
Montana ............................              4        283,427           0.12          70,857            747          77.48
North Carolina .....................             32      4,026,497           1.69         125,828            730          77.88
Nebraska ...........................              1         83,351           0.04          83,351            670          89.00
New Hampshire ......................              4        577,100           0.24         144,275            659          68.82
New Jersey .........................             41      8,577,489           3.61         209,207            709          76.33
New Mexico .........................             27      3,568,389           1.50         132,163            713          76.06
Nevada .............................             24      3,175,169           1.33         132,299            738          77.65
New York ...........................             39      8,998,576           3.78         230,733            731          68.71
Ohio ...............................             60      5,118,753           2.15          85,313            741          74.84
Oklahoma ...........................             10        709,527           0.30          70,953            686          79.94
Oregon .............................             38      5,414,693           2.28         142,492            735          79.08
Pennsylvania .......................             23      2,513,669           1.06         109,290            732          75.88
Rhode Island .......................              4        671,642           0.28         167,910            584          75.38
South Carolina .....................              8        574,486           0.24          71,811            722          83.83
Tennessee ..........................             17      1,441,023           0.61          84,766            751          79.59
Texas ..............................            135     19,012,894           7.99         140,836            697          78.33
Utah ...............................             20      3,141,207           1.32         157,060            719          81.02
Virginia ...........................             79     13,289,260           5.59         168,218            741          74.94
Vermont ............................              3        268,877           0.11          89,626            759          80.86
Washington .........................             45      7,660,323           3.22         170,229            734          76.34
Wisconsin ..........................              7        802,470           0.34         114,639            767          78.08
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816            727          75.03%
                                       ============   ============   ============

         No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Florida and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Florida.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
DOCUMENTATION TYPE                        LOANS          BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            656   $104,716,418          44.03%   $    159,629            730          77.25%
Reduced Documentation ..............            823    133,130,563          55.97         161,763            725          73.29
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816            727          75.03%
                                       ============   ============   ============

         No more than 25.9% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 0.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
MORTGAGE RATES (%)                         LOANS         BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
5.000 - 5.124 ......................              1   $    127,421           0.05%   $    127,421            781          39.00%
5.125 - 5.249 ......................              2        788,277           0.33         394,139            769          60.20
5.375 - 5.499 ......................              3        837,638           0.35         279,213            747          72.71
5.500 - 5.624 ......................             14      6,036,756           2.54         431,197            751          70.23
5.625 - 5.749 ......................             13      4,003,405           1.68         307,954            754          71.82
5.750 - 5.874 ......................             24      8,576,696           3.61         357,362            752          71.05
5.875 - 5.999 ......................            116     20,836,451           8.76         179,625            733          72.45
6.000 - 6.124 ......................            105     17,682,532           7.43         168,405            744          71.14
6.125 - 6.249 ......................             76     17,991,800           7.56         236,734            736          74.11
6.250 - 6.374 ......................            146     26,381,338          11.09         180,694            736          73.98
6.375 - 6.499 ......................            161     28,570,389          12.01         177,456            729          73.31
6.500 - 6.624 ......................            198     31,538,162          13.26         159,284            722          75.21
6.625 - 6.749 ......................            104     15,553,266           6.54         149,551            709          75.71
6.750 - 6.874 ......................            145     18,629,717           7.83         128,481            715          77.46
6.875 - 6.999 ......................            120     15,129,787           6.36         126,082            714          80.27
7.000 - 7.124 ......................             75      7,559,666           3.18         100,796            714          79.49
7.125 - 7.249 ......................             35      3,443,373           1.45          98,382            726          79.39
7.250 - 7.374 ......................             59      5,609,908           2.36          95,083            707          83.40
7.375 - 7.499 ......................             28      2,786,825           1.17          99,529            680          81.16
7.500 - 7.624 ......................             35      3,713,625           1.56         106,104            705          82.75
7.625 - 7.749 ......................              3        272,851           0.11          90,950            676          91.41
7.750 - 7.874 ......................              8        910,883           0.38         113,860            671          88.99
7.875 - 7.999 ......................              7        858,699           0.36         122,671            683          87.86
8.500 - 8.624 ......................              1          7,519           0.01           7,519            677          45.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816            727          75.03%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3922% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
NET MORTGAGE RATE (%)                      LOANS         BALANCE        LOANS          BALANCE         SCORE        LTV RATIO
---------------------                  ------------   ------------   ------------    ------------   ------------   ------------
4.720 ..............................              1   $    127,421           0.05%   $    127,421            781          39.00%
4.845 ..............................              2        788,277           0.33         394,139            769          60.20
5.095 ..............................              3        837,638           0.35         279,213            747          72.71
5.220 ..............................             14      6,036,756           2.54         431,197            751          70.23
5.345 ..............................             13      4,003,405           1.68         307,954            754          71.82
5.470 ..............................             23      8,262,904           3.47         359,257            754          71.59
5.520 ..............................              1        313,792           0.13         313,792            679          57.00
5.595 ..............................            116     20,836,451           8.76         179,625            733          72.45
5.720 ..............................            105     17,682,532           7.43         168,405            744          71.14
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .            278   $ 58,889,177          24.76%   $    211,832            743          71.35%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.650204497%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS         BALANCE         LOANS          BALANCE        SCORE         LTV RATIO
----------------------------------     ------------   ------------   ------------    ------------   ------------   ------------
100,000 or less ....................            555   $ 36,690,283          15.43%   $     66,109            721          76.48%
100,001 to 200,000 .................            555     78,560,135          33.03         141,550            725          75.21
200,001 to 300,000 .................            185     44,728,225          18.81         241,774            729          74.73
300,001 to 400,000 .................            101     34,794,580          14.63         344,501            731          74.45
400,001 to 500,000 .................             44     19,439,417           8.17         441,805            737          75.83
500,001 to 600,000 .................             21     11,371,788           4.78         541,514            752          75.81
600,001 to 700,000 .................             13      8,176,333           3.44         628,949            693          73.19
700,001 to 800,000 .................              2      1,427,831           0.60         713,915            787          66.31
800,001 to 900,000 .................              2      1,677,697           0.71         838,848            632          67.05
900,001 to 1,000,000 ...............              1        980,694           0.41         980,694            796          57.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,479   $237,846,981         100.00%   $    160,816            727          75.03%
                                       ============   ============   ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                              WEIGHTED
                                                                           PERCENT OF         AVERAGE          AVERAGE
                                          NUMBER OF       PRINCIPAL         MORTGAGE         PRINCIPAL         CREDIT
ORIGINAL LTV RATIO (%)                 MORTGAGE LOANS      BALANCE            LOANS            BALANCE          SCORE
----------------------                 --------------   --------------   --------------    --------------   --------------
00.01 - 50.00 ......................               98   $   12,966,460             5.45%   $      132,311              745
50.01 - 55.00 ......................               39        6,363,116             2.68           163,157              748
55.01 - 60.00 ......................               56       11,243,196             4.73           200,771              742
60.01 - 65.00 ......................               69       12,613,259             5.30           182,801              727
65.01 - 70.00 ......................              133       21,764,218             9.15           163,641              729
70.01 - 75.00 ......................              173       32,778,657            13.78           189,472              724
75.01 - 80.00 ......................              556       97,873,449            41.15           176,031              730
80.01 - 85.00 ......................               31        4,774,206             2.01           154,007              687
85.01 - 90.00 ......................              256       27,927,057            11.74           109,090              720
90.01 - 95.00 ......................               64        9,159,780             3.85           143,122              693
95.01 - 100.00 .....................                4          383,582             0.16            95,896              751
                                       --------------   --------------   --------------    --------------   --------------
Total, Average or Weighted Average .            1,479   $  237,846,981           100.00%   $      160,816              727
                                       ==============   ==============   ==============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.03%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                   0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
-----------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      95       79       53       42       33
April 2009 ...................................      94       73       42       31       22
April 2010 ...................................      92       67       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       52       17       10        5
April 2014 ...................................      83       48       14        7        3
April 2015 ...................................      81       44       11        5        2
April 2016 ...................................      78       40        9        4        2
April 2017 ...................................      75       36        7        3        1
April 2018 ...................................      73       32        5        2        1
April 2019 ...................................      69       29        4        1        *
April 2020 ...................................      66       26        3        1        *
April 2021 ...................................      63       23        3        1        *
April 2022 ...................................      59       21        2        1        *
April 2023 ...................................      55       18        2        *        *
April 2024 ...................................      51       16        1        *        *
April 2025 ...................................      47       14        1        *        *
April 2026 ...................................      42       11        1        *        *
April 2027 ...................................      37        9        *        *        *
April 2028 ...................................      32        8        *        *        *
April 2029 ...................................      26        6        *        *        *
April 2030 ...................................      20        4        *        *        *
April 2031 ...................................      14        3        *        *        *
April 2032 ...................................       8        1        *        *        *
April 2033 ...................................       1        *        *        *        *
April 2034 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    17.7     10.1      4.6      3.4      2.7

-----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                               DISCOUNT MORTGAGE            NON-DISCOUNT
       ASSUMED PURCHASE PRICE                        LOANS                 MORTGAGE LOANS
------------------------------------------   ----------------------    ----------------------
Aggregate principal balance ..............   $        59,379,849.25    $       182,566,150.53
Weighted average mortgage rate ...........             5.8209638177%                   6.5815%
Weighted average servicing fee rate ......             0.2800000000%                   0.3300%
Weighted average original term to maturity
(months) .................................                      359                       359
Weighted average remaining term
to maturity (months) .....................                      337                       340

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE        0%        6%        18%       24%       30%
------------------------------   ------    ------    ------    ------    ------
$1,483,285 ...................      2.2%      4.2%     10.0%     13.5%     17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000           AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039

Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%


                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF        NO. OF       AMOUNT OF       NO. OF       AMOUNT OF
                            LOANS         LOANS           LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963

Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000           AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)

Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231

Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                                        -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%



                              AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                           --------------------------    --------------------------    --------------------------
                               BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                             NO. OF        AMOUNT OF        NO. OF       AMOUNT OF       NO. OF       AMOUNT OF
                              LOANS         LOANS           LOANS          LOANS          LOANS          LOANS
                           -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .          45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........             893        131,270            934        142,682            946        161,218
60 to 89 days ........             216         33,636            216         35,031            186         26,348
90 days or more(2) ...             206         37,139            258         43,618            225         34,430

Foreclosures Pending .             251         41,335            279         44,333            268         42,461
                           -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans           1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
======================     ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............           3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:20                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HMV8    53,472,000.00  34,495,970.76     6.000000  %  1,433,023.27
A-2     76110HMW6     3,144,720.00   3,144,720.00     6.000000  %          0.00
A-3     76110HMX4   106,210,000.00  68,518,553.61     5.375000  %  2,846,365.77
A-4     76110HMY2     6,245,880.00   6,245,880.00     5.375000  %          0.00
A-5     76110HMZ9    50,000,000.00  41,543,290.70     4.250000  %    672,167.82
A-6     76110HNA3    21,428,571.00  17,804,267.09     2.867500  %    288,071.92
A-7     76110HNB1             0.00           0.00     5.132500  %          0.00
A-8     76110HNC9    28,120,000.00   6,988,342.66     5.375000  %  1,925,487.61
A-9     76110HND7     9,462,429.00   9,462,429.00     5.375000  %          0.00
A-10    76110HNE5     5,000,000.00           0.00     5.375000  %          0.00
A-11    76110HNF2    35,120,400.00  24,578,161.54     3.017500  %    796,124.05
A-12    76110HNG0             0.00           0.00     4.982500  %          0.00
A-13    76110HNH8    31,350,000.00  31,350,000.00     5.500000  %          0.00
A-14    76110HNJ4     1,650,000.00   1,650,000.00     5.500000  %          0.00
A-P     76110HNK1     2,485,496.21   2,251,526.91     0.000000  %     35,949.45
A-V     76110HNL9             0.00           0.00     0.385066  %          0.00
R-I     76110HNM7           100.00           0.00     5.750000  %          0.00
R-II    76110HNN5           100.00           0.00     5.750000  %          0.00
M-1     76110HNP0     8,763,800.00   8,626,483.02     5.750000  %      8,698.85
M-2     76110HNQ8     4,101,800.00   4,037,530.30     5.750000  %      4,071.40
M-3     76110HNR6     2,610,300.00   2,569,400.10     5.750000  %      2,590.95
B-1     76110HNS4     1,118,700.00   1,101,171.47     5.750000  %      1,110.41
B-2     76110HNT2     1,305,100.00   1,284,650.84     5.750000  %      1,295.43
B-3     76110HNU9     1,305,212.51   1,284,761.58     5.750000  %      1,295.54

-------------------------------------------------------------------------------
                  372,894,608.72   266,937,139.58                  8,016,252.47
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       172,479.85  1,605,503.12            0.00       0.00     33,062,947.49
A-2        15,723.60     15,723.60            0.00       0.00      3,144,720.00
A-3       306,906.02  3,153,271.79            0.00       0.00     65,672,187.84
A-4        27,976.34     27,976.34            0.00       0.00      6,245,880.00
A-5       147,132.49    819,300.31            0.00       0.00     40,871,122.88
A-6        42,544.78    330,616.70            0.00       0.00     17,516,195.17
A-7        76,150.33     76,150.33            0.00       0.00              0.00
A-8        31,301.95  1,956,789.56            0.00       0.00      5,062,855.05
A-9        42,383.80     42,383.80            0.00       0.00      9,462,429.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11       61,803.84    857,927.89            0.00       0.00     23,782,037.49
A-12      102,050.57    102,050.57            0.00       0.00              0.00
A-13      143,687.50    143,687.50            0.00       0.00     31,350,000.00
A-14        7,562.50      7,562.50            0.00       0.00      1,650,000.00
A-P             0.00     35,949.45            0.00       0.00      2,215,577.46
A-V        85,657.03     85,657.03            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,335.23     50,034.08            0.00       0.00      8,617,784.17
M-2        19,346.50     23,417.90            0.00       0.00      4,033,458.90
M-3        12,311.71     14,902.66            0.00       0.00      2,566,809.15
B-1         5,276.45      6,386.86            0.00       0.00      1,100,061.06
B-2         6,155.62      7,451.05            0.00       0.00      1,283,355.41
B-3         6,156.15      7,451.69            0.00       0.00      1,283,466.04

-------------------------------------------------------------------------------
        1,353,942.26  9,370,194.73            0.00       0.00    258,920,887.11
===============================================================================

































Run:        04/26/05     10:05:20
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     645.122134   26.799508     3.225611    30.025119   0.000000  618.322627
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     645.123375   26.799414     2.889615    29.689029   0.000000  618.323960
A-4    1000.000000    0.000000     4.479167     4.479167   0.000000 1000.000000
A-5     830.865814   13.443356     2.942650    16.386006   0.000000  817.422458
A-6     830.865814   13.443357     1.985423    15.428780   0.000000  817.422458
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     248.518587   68.473954     1.113156    69.587110   0.000000  180.044632
A-9    1000.000000    0.000000     4.479167     4.479167   0.000000 1000.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    699.825786   22.668422     1.759770    24.428192   0.000000  677.157364
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-14   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     905.866162   14.463691     0.000000    14.463691   0.000000  891.402471
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     984.331343    0.992589     4.716588     5.709177   0.000000  983.338754
M-2     984.331343    0.992589     4.716588     5.709177   0.000000  983.338754
M-3     984.331345    0.992591     4.716588     5.709179   0.000000  983.338754
B-1     984.331344    0.992590     4.716591     5.709181   0.000000  983.338754
B-2     984.331345    0.992591     4.716589     5.709180   0.000000  983.338754
B-3     984.331343    0.992589     4.716588     5.709177   0.000000  983.338754

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22 (POOL #  4776)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4776
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       55,476.93
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,679.62

SUBSERVICER ADVANCES THIS MONTH                                       38,117.73
MASTER SERVICER ADVANCES THIS MONTH                                    1,955.71


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    31   4,811,840.27

 (B)  TWO MONTHLY PAYMENTS:                                    5     604,480.96

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     212,676.27


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     258,920,887.12

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,593

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 323,350.27

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,746,715.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.85794300 %     5.75528500 %    1.37507430 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.64334100 %     5.87749115 %    1.42844050 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,500.00
      FRAUD AMOUNT AVAILABLE                            2,711,205.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,711,205.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.40109801
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              342.10

POOL TRADING FACTOR:                                                69.43540643

Run:        04/26/05     11:15:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HMV8    53,472,000.00  33,062,947.49     6.000000  %  1,585,689.83
A-2     76110HMW6     3,144,720.00   3,144,720.00     6.000000  %          0.00
A-3     76110HMX4   106,210,000.00  65,672,187.84     5.375000  %  3,149,602.19
A-4     76110HMY2     6,245,880.00   6,245,880.00     5.375000  %          0.00
A-5     76110HMZ9    50,000,000.00  40,871,122.88     4.250000  %    667,318.68
A-6     76110HNA3    21,428,571.00  17,516,195.17     2.980000  %    285,993.71
A-7     76110HNB1             0.00           0.00     5.020000  %          0.00
A-8     76110HNC9    28,120,000.00   5,062,855.05     5.375000  %  2,239,844.74
A-9     76110HND7     9,462,429.00   9,462,429.00     5.375000  %          0.00
A-10    76110HNE5     5,000,000.00           0.00     5.375000  %          0.00
A-11    76110HNF2    35,120,400.00  23,782,037.49     3.130000  %    880,938.79
A-12    76110HNG0             0.00           0.00     4.870000  %          0.00
A-13    76110HNH8    31,350,000.00  31,350,000.00     5.500000  %          0.00
A-14    76110HNJ4     1,650,000.00   1,650,000.00     5.500000  %          0.00
A-P     76110HNK1     2,485,496.21   2,215,577.46     0.000000  %     36,519.85
A-V     76110HNL9             0.00           0.00     0.382179  %          0.00
R-I     76110HNM7           100.00           0.00     5.750000  %          0.00
R-II    76110HNN5           100.00           0.00     5.750000  %          0.00
M-1     76110HNP0     8,763,800.00   8,617,784.17     5.750000  %     10,049.08
M-2     76110HNQ8     4,101,800.00   4,033,458.90     5.750000  %      4,703.36
M-3     76110HNR6     2,610,300.00   2,566,809.15     5.750000  %      2,993.12
B-1     76110HNS4     1,118,700.00   1,100,061.06     5.750000  %      1,282.76
B-2     76110HNT2     1,305,100.00   1,283,355.41     5.750000  %      1,496.51
B-3     76110HNU9     1,305,212.51   1,283,466.04     5.750000  %      1,496.63

-------------------------------------------------------------------------------
                  372,894,608.72   258,920,887.11                  8,867,929.25
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       165,314.74  1,751,004.57            0.00       0.00     31,477,257.66
A-2        15,723.60     15,723.60            0.00       0.00      3,144,720.00
A-3       294,156.67  3,443,758.86            0.00       0.00     62,522,585.65
A-4        27,976.34     27,976.34            0.00       0.00      6,245,880.00
A-5       144,751.89    812,070.57            0.00       0.00     40,203,804.20
A-6        43,498.55    329,492.26            0.00       0.00     17,230,201.46
A-7        73,276.08     73,276.08            0.00       0.00              0.00
A-8        22,677.37  2,262,522.11            0.00       0.00      2,823,010.31
A-9        42,383.80     42,383.80            0.00       0.00      9,462,429.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11       62,031.48    942,970.27            0.00       0.00     22,901,098.70
A-12       96,515.44     96,515.44            0.00       0.00              0.00
A-13      143,687.50    143,687.50            0.00       0.00     31,350,000.00
A-14        7,562.50      7,562.50            0.00       0.00      1,650,000.00
A-P             0.00     36,519.85            0.00       0.00      2,179,057.61
A-V        82,461.73     82,461.73            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,293.55     51,342.63            0.00       0.00      8,607,735.09
M-2        19,326.99     24,030.35            0.00       0.00      4,028,755.54
M-3        12,299.29     15,292.41            0.00       0.00      2,563,816.03
B-1         5,271.13      6,553.89            0.00       0.00      1,098,778.30
B-2         6,149.41      7,645.92            0.00       0.00      1,281,858.90
B-3         6,149.94      7,646.57            0.00       0.00      1,281,969.41

-------------------------------------------------------------------------------
        1,312,508.00 10,180,437.25            0.00       0.00    250,052,957.86
===============================================================================

































Run:        04/26/05     11:15:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     618.322627   29.654582     3.091613    32.746195   0.000000  588.668044
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     618.323960   29.654479     2.769576    32.424055   0.000000  588.669482
A-4    1000.000000    0.000000     4.479167     4.479167   0.000000 1000.000000
A-5     817.422458   13.346374     2.895038    16.241412   0.000000  804.076084
A-6     817.422457   13.346373     2.029932    15.376305   0.000000  804.076084
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     180.044632   79.653085     0.806450    80.459535   0.000000  100.391547
A-9    1000.000000    0.000000     4.479167     4.479167   0.000000 1000.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    677.157364   25.083393     1.766252    26.849645   0.000000  652.073971
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-14   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     891.402471   14.693183     0.000000    14.693183   0.000000  876.709289
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     983.338754    1.146658     4.711832     5.858490   0.000000  982.192096
M-2     983.338754    1.146658     4.711831     5.858489   0.000000  982.192096
M-3     983.338754    1.146657     4.711830     5.858487   0.000000  982.192096
B-1     983.338757    1.146661     4.711835     5.858496   0.000000  982.192096
B-2     983.338752    1.146655     4.711831     5.858486   0.000000  982.192096
B-3     983.338752    1.146656     4.711830     5.858486   0.000000  982.192096

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22 (POOL #  4776)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4776
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       53,780.57
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,302.10

SUBSERVICER ADVANCES THIS MONTH                                       37,241.94
MASTER SERVICER ADVANCES THIS MONTH                                    1,955.81


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   4,167,946.23

 (B)  TWO MONTHLY PAYMENTS:                                    9   1,221,002.72

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     451,973.86


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         84,120.15

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     250,052,957.87

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,546

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 323,023.34

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,565,980.56

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       39,372.71

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.64334100 %     5.92821800 %    1.41621730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.39011700 %     6.07883498 %    1.47760880 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,500.00
      FRAUD AMOUNT AVAILABLE                            2,711,205.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,711,205.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39763915
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.90

POOL TRADING FACTOR:                                                67.05727356

Run:        04/07/05     11:35:29                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HMV8    53,472,000.00  31,477,257.66     6.000000  %  1,448,263.20
A-2     76110HMW6     3,144,720.00   3,144,720.00     6.000000  %          0.00
A-3     76110HMX4   106,210,000.00  62,522,585.65     5.375000  %  2,876,636.30
A-4     76110HMY2     6,245,880.00   6,245,880.00     5.375000  %          0.00
A-5     76110HMZ9    50,000,000.00  40,203,804.20     4.250000  %    662,503.01
A-6     76110HNA3    21,428,571.00  17,230,201.46     3.100000  %    283,929.86
A-7     76110HNB1             0.00           0.00     4.900000  %          0.00
A-8     76110HNC9    28,120,000.00   2,823,010.31     5.375000  %  1,969,983.61
A-9     76110HND7     9,462,429.00   9,462,429.00     5.375000  %          0.00
A-10    76110HNE5     5,000,000.00           0.00     5.375000  %          0.00
A-11    76110HNF2    35,120,400.00  22,901,098.70     3.250000  %    804,590.67
A-12    76110HNG0             0.00           0.00     4.750000  %          0.00
A-13    76110HNH8    31,350,000.00  31,350,000.00     5.500000  %          0.00
A-14    76110HNJ4     1,650,000.00   1,650,000.00     5.500000  %          0.00
A-P     76110HNK1     2,485,496.21   2,179,057.61     0.000000  %     20,355.53
A-V     76110HNL9             0.00           0.00     0.379775  %          0.00
R-I     76110HNM7           100.00           0.00     5.750000  %          0.00
R-II    76110HNN5           100.00           0.00     5.750000  %          0.00
M-1     76110HNP0     8,763,800.00   8,607,735.09     5.750000  %     12,518.55
M-2     76110HNQ8     4,101,800.00   4,028,755.54     5.750000  %      5,859.17
M-3     76110HNR6     2,610,300.00   2,563,816.03     5.750000  %      3,728.66
B-1     76110HNS4     1,118,700.00   1,098,778.30     5.750000  %      1,598.00
B-2     76110HNT2     1,305,100.00   1,281,858.90     5.750000  %      1,864.25
B-3     76110HNU9     1,305,212.51   1,281,969.41     5.750000  %      1,864.42

-------------------------------------------------------------------------------
                  372,894,608.72   250,052,957.86                  8,093,695.23
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       157,386.29  1,605,649.49            0.00       0.00     30,028,994.46
A-2        15,723.60     15,723.60            0.00       0.00      3,144,720.00
A-3       280,049.08  3,156,685.38            0.00       0.00     59,645,949.35
A-4        27,976.34     27,976.34            0.00       0.00      6,245,880.00
A-5       142,388.47    804,891.48            0.00       0.00     39,541,301.19
A-6        44,511.35    328,441.21            0.00       0.00     16,946,271.60
A-7        70,356.66     70,356.66            0.00       0.00              0.00
A-8        12,644.73  1,982,628.34            0.00       0.00        853,026.70
A-9        42,383.80     42,383.80            0.00       0.00      9,462,429.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11       62,023.81    866,614.48            0.00       0.00     22,096,508.03
A-12       90,650.18     90,650.18            0.00       0.00              0.00
A-13      143,687.50    143,687.50            0.00       0.00     31,350,000.00
A-14        7,562.50      7,562.50            0.00       0.00      1,650,000.00
A-P             0.00     20,355.53            0.00       0.00      2,158,702.08
A-V        79,136.55     79,136.55            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,245.40     53,763.95            0.00       0.00      8,595,216.54
M-2        19,304.45     25,163.62            0.00       0.00      4,022,896.37
M-3        12,284.95     16,013.61            0.00       0.00      2,560,087.37
B-1         5,264.98      6,862.98            0.00       0.00      1,097,180.30
B-2         6,142.24      8,006.49            0.00       0.00      1,279,994.65
B-3         6,142.77      8,007.19            0.00       0.00      1,266,842.13

-------------------------------------------------------------------------------
        1,266,865.65  9,360,560.88            0.00       0.00    241,945,999.77
===============================================================================

































Run:        04/07/05     11:35:29
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     588.668044   27.084515     2.943340    30.027855   0.000000  561.583529
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     588.669482   27.084420     2.636749    29.721169   0.000000  561.585061
A-4    1000.000000    0.000000     4.479167     4.479167   0.000000 1000.000000
A-5     804.076084   13.250060     2.847769    16.097829   0.000000  790.826024
A-6     804.076084   13.250060     2.077196    15.327256   0.000000  790.826024
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     100.391547   70.056316     0.449670    70.505986   0.000000   30.335231
A-9    1000.000000    0.000000     4.479167     4.479167   0.000000 1000.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    652.073971   22.909496     1.766034    24.675530   0.000000  629.164475
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-14   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     876.709288    8.189725     0.000000     8.189725   0.000000  868.519563
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     982.192097    1.428440     4.706337     6.134777   0.000000  980.763657
M-2     982.192096    1.428439     4.706336     6.134775   0.000000  980.763657
M-3     982.192098    1.428441     4.706336     6.134777   0.000000  980.763657
B-1     982.192101    1.428444     4.706338     6.134782   0.000000  980.763657
B-2     982.192099    1.428442     4.706337     6.134779   0.000000  980.763657
B-3     982.192098    1.428442     4.706337     6.134779   0.000000  970.602200

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:30                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22 (POOL #  4776)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4776
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       52,016.35
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,330.38

SUBSERVICER ADVANCES THIS MONTH                                       37,164.30
MASTER SERVICER ADVANCES THIS MONTH                                    1,955.90


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   4,388,982.04

 (B)  TWO MONTHLY PAYMENTS:                                    4     616,530.75

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     536,613.48


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        207,896.59

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     241,945,999.78

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,505

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 322,694.67

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,690,459.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.39011700 %     6.13227400 %    1.46473240 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.15045300 %     6.27338344 %    1.51968730 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,500.00
      FRAUD AMOUNT AVAILABLE                            2,711,205.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,711,205.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39485674
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              339.80

POOL TRADING FACTOR:                                                64.88321207

Run:        04/25/05     12:25:19                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HMV8    53,472,000.00  30,028,994.46     6.000000  %  1,298,464.88
A-2     76110HMW6     3,144,720.00   3,144,720.00     6.000000  %          0.00
A-3     76110HMX4   106,210,000.00  59,645,949.35     5.375000  %  2,579,096.97
A-4     76110HMY2     6,245,880.00   6,245,880.00     5.375000  %          0.00
A-5     76110HMZ9    50,000,000.00  39,541,301.19     4.250000  %    657,720.58
A-6     76110HNA3    21,428,571.00  16,946,271.60     3.300000  %    281,880.25
A-7     76110HNB1             0.00           0.00     4.700000  %          0.00
A-8     76110HNC9    28,120,000.00     853,026.70     5.375000  %    853,026.70
A-9     76110HND7     9,462,429.00   9,462,429.00     5.375000  %    822,135.03
A-10    76110HNE5     5,000,000.00           0.00     5.375000  %          0.00
A-11    76110HNF2    35,120,400.00  22,096,508.03     3.450000  %    721,369.38
A-12    76110HNG0             0.00           0.00     4.550000  %          0.00
A-13    76110HNH8    31,350,000.00  31,350,000.00     5.500000  %          0.00
A-14    76110HNJ4     1,650,000.00   1,650,000.00     5.500000  %          0.00
A-P     76110HNK1     2,485,496.21   2,158,702.08     0.000000  %     15,218.82
A-V     76110HNL9             0.00           0.00     0.378431  %          0.00
R-I     76110HNM7           100.00           0.00     5.750000  %          0.00
R-II    76110HNN5           100.00           0.00     5.750000  %          0.00
M-1     76110HNP0     8,763,800.00   8,595,216.54     5.750000  %     20,465.92
M-2     76110HNQ8     4,101,800.00   4,022,896.37     5.750000  %      9,578.85
M-3     76110HNR6     2,610,300.00   2,560,087.37     5.750000  %      6,095.77
B-1     76110HNS4     1,118,700.00   1,097,180.30     5.750000  %      2,612.47
B-2     76110HNT2     1,305,100.00   1,279,994.65     5.750000  %      3,047.77
B-3     76110HNU9     1,305,212.51   1,266,842.13     5.750000  %      3,016.45

-------------------------------------------------------------------------------
                  372,894,608.72   241,945,999.77                  7,273,729.84
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       150,144.97  1,448,609.85            0.00       0.00     28,730,529.58
A-2        15,723.60     15,723.60            0.00       0.00      3,144,720.00
A-3       267,164.15  2,846,261.12            0.00       0.00     57,066,852.38
A-4        27,976.34     27,976.34            0.00       0.00      6,245,880.00
A-5       140,042.11    797,762.69            0.00       0.00     38,883,580.61
A-6        46,602.25    328,482.50            0.00       0.00     16,664,391.35
A-7        66,372.90     66,372.90            0.00       0.00              0.00
A-8         3,820.85    856,847.55            0.00       0.00              0.00
A-9        42,383.80    864,518.83            0.00       0.00      8,640,293.97
A-10            0.00          0.00            0.00       0.00              0.00
A-11       63,527.46    784,896.84            0.00       0.00     21,375,138.65
A-12       83,782.59     83,782.59            0.00       0.00              0.00
A-13      143,687.50    143,687.50            0.00       0.00     31,350,000.00
A-14        7,562.50      7,562.50            0.00       0.00      1,650,000.00
A-P             0.00     15,218.82            0.00       0.00      2,143,483.26
A-V        76,299.88     76,299.88            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,185.41     61,651.33            0.00       0.00      8,574,750.62
M-2        19,276.38     28,855.23            0.00       0.00      4,013,317.52
M-3        12,267.09     18,362.86            0.00       0.00      2,553,991.60
B-1         5,257.32      7,869.79            0.00       0.00      1,094,567.83
B-2         6,133.31      9,181.08            0.00       0.00      1,276,946.88
B-3         6,070.29      9,086.74            0.00       0.00      1,263,825.68

-------------------------------------------------------------------------------
        1,225,280.70  8,499,010.54            0.00       0.00    234,672,269.93
===============================================================================

































Run:        04/25/05     12:25:19
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22(POOL # 4776) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4776
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     561.583529   24.283080     2.807918    27.090998   0.000000  537.300448
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     561.585061   24.282996     2.515433    26.798429   0.000000  537.302066
A-4    1000.000000    0.000000     4.479167     4.479167   0.000000 1000.000000
A-5     790.826024   13.154412     2.800842    15.955254   0.000000  777.671612
A-6     790.826024   13.154412     2.174772    15.329184   0.000000  777.671612
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8      30.335231   30.335231     0.135877    30.471108   0.000000    0.000000
A-9    1000.000000   86.884143     4.479167    91.363310   0.000000  913.115858
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    629.164475   20.539896     1.808848    22.348744   0.000000  608.624579
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-14   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     868.519562    6.123051     0.000000     6.123051   0.000000  862.396511
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     980.763657    2.335278     4.699492     7.034770   0.000000  978.428379
M-2     980.763656    2.335277     4.699493     7.034770   0.000000  978.428379
M-3     980.763658    2.335279     4.699494     7.034773   0.000000  978.428379
B-1     980.763661    2.335282     4.699490     7.034772   0.000000  978.428379
B-2     980.763656    2.335277     4.699494     7.034771   0.000000  978.428379
B-3     970.602197    2.311080     4.650806     6.961886   0.000000  968.291117

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS22 (POOL #  4776)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4776
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       50,222.18
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,934.04

SUBSERVICER ADVANCES THIS MONTH                                       26,690.56
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   2,501,979.52

 (B)  TWO MONTHLY PAYMENTS:                                    8   1,380,019.63

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     189,364.43


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        207,671.90

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     234,672,269.93

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,464

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,700,171.30

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.15045300 %     6.32986000 %    1.50612830 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.92469900 %     6.45242821 %    1.56339370 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,500.00
      FRAUD AMOUNT AVAILABLE                            2,711,205.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,711,205.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39128697
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              338.60

POOL TRADING FACTOR:                                                62.93259930